quepasa.com, inc.

STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN

Stock Option Agreement (“Agreement”) between quepasa.com, inc. (the “Company”) and Robert J. Taylor (the “Optionee”), dated as of February 18, 2002 (the “Effective Date”).  Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Company’s Amended and Restated 1998 Stock Option Plan (the “Plan”).

                A.            The Company and Optionee entered into an Option Agreement dated as of February 2, 2000 and an Option Agreement dated as of March 15, 2001 (collectively, the “Option Agreement”) whereby the Company granted the Optionee options (the “Options”) to purchase an aggregate of 350,000 shares of the Company’s common stock (the “Stock”);

                B.            The Company and Optionee desire to revise the Option Agreement as set forth herein and replace the Option Agreement with this Agreement.

Upon approval of the Company’s Board of Directors (the “Board”), the Company hereby grants to the Optionee the Options upon the following terms and conditions:

1.             Purchase Price.  The purchase price of the Stock (the “Exercise Price”) shall be:

(a)                                  $0.15 per share for 100,000 Options (the “$0.15 Options”);

(b)                                 $8.00 per share for 60,000 Options (the “$8.00 Options”);

(c)                                  $10.00 per share for 40,000 Options (the “$10.00 Options”);

(d)                                 $11.81 per share for 50,000 Options (the “$11.81 Options”); and

(e)                                  $9.00 per share for 100,000 Options (the “$9.00 Options”).

2.             Grant Dates.

(a)                                  The grant date of the $0.15 Options is March 15, 2001;

(b)                                 The grant date of the $8.00 Options is February 23, 1999;

(c)                                  The grant date of the $10.00 Options is May 10, 1999;

(d)                                 The grant date of the $11.81 Options is August 8, 1999; and

(e)                                  The grant date of the $9.00 Options is February 2, 2000.

3.             Options.  The Options shall be Incentive Stock Options, as defined in the Plan.

4.             Period of Exercise.  The Options will expire ten years following their respective grant dates.  Subject to the provisions of Sections 6, 7 and 8 hereof, the Options may be exercised only while the Optionee is actively employed by the Company.

5.             Exercise of Options.  The Options shall vest and be exercisable according to the following schedule:

(a)                                  50,000 of the $8.00 Options shall vest and be exercisable on March 8, 1999;

(b)                                 20,000 of the $11.81 Options shall vest and be exercisable on August 1, 1999;

(c)                                  10,000 of the $8.00 Options and 6,666 of the $10.00 Options shall vest and be exercisable on March 8, 2000;

(d)                                 10,000 of the $11.81 Options shall vest and be exercisable on August 1, 2000;

(e)                                  33,334 of the $9.00 Options shall vest and be exercisable on January 1, 2001;

(f)                                    16,667 of the $10.00 Options shall vest and be exercisable on March 8, 2001;

(g)                                 10,000 of the $11.81 Options shall vest and be exercisable on August 1, 2001;

(h)                                 33,333 of the $9.00 Options shall vest and be exercisable on January 1, 2002;

(i)                                     16,667 of the $10.00 Options shall vest and be exercisable on March 8, 2002;

(j)                                     33,334 of the $0.15 Options shall vest and be exercisable on March 15, 2002;

(k)                                  10,000 of the $11.81 Options shall vest and be exercisable on August 1, 2002;

(l)                                     33,333 of the $9.00 Options shall vest and be exercisable on January 1, 2003;

(m)                               33,333 of the $0.15 Options shall vest and be exercisable on March 15, 2003; and

(n)                                 33.333 of the $0.15 Options shall vest and be exercisable on March 15, 2004.

The Options may not be exercised for less than 50 shares of Stock at any time unless the number of shares purchased is the total number purchasable at the time under the Options.

6.     Transferability.  The Options are not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him.

7.     Termination of Employment or Services.  Subject to Section 8, in the event the employment of the Optionee is terminated, the Options may be exercised by the Optionee within three months after the date of termination to the extent vested as of the date of termination; provided, however, that:

(a)                                  If the Optionee is terminated because he is disabled within the meaning of Internal Revenue Code section 422A, the Optionee shall have one year after termination rather than three months to exercise the Options.

(b)                                 If the Optionee dies, the Options may be exercised (to the extent vested at the date of his or her death) within one year after the date of the Optionee’s death by such Optionee’s legal representative or by a person who acquired the right to exercise the Options by bequest or inheritance or by reason of the death of the Optionee.

(c)                                  If the Optionee is terminated by the Company for “Cause” (as defined in the Optionee’s employment agreement with the Company, as the same may be amended, restated or modified from time to time (the “Employment Agreement”)), the Options, whether or not vested, shall terminate and be canceled immediately.

(d)                                 If the Optionee is terminated by the Company other than for Cause, the Options shall vest immediately and shall be exercisable for ten years after their respective grant dates.

(e)                                  In no event may the Options be exercised more than ten years after their respective grant dates.

8.             Acceleration of Vesting.  Notwithstanding any provision of this Agreement to the contrary, the Options shall vest immediately and without further action and shall be exercisable for ten years after their respective grant dates upon the earlier of (a) the effective date of an event constituting a Significant Event (as defined below), (b) March 29, 2002, or (c) the termination of Optionee’s employment by the Company for any reason other than for “Cause” (as defined in the Employment Agreement.  “Significant Event” means (a) a sale of all or substantially all of the assets of the Company, (b) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of the outstanding voting stock of the Company, (c) a majority of the Board ceases to consist of Continuing Directors (as defined below) or (d) a liquidation of the Company.  “Continuing Directors” means members of the Board on March 22, 2001 and any member of the Board appointed by the Board after March 22, 2001 so long as a majority of the Board at the time of such appointment are Continuing Directors.

9.     No Guarantee.  This Agreement shall in no way restrict the right of the Company to terminate the Optionee as an Employee, Consultant or Nonemployee Director (as such terms are defined in Section 2.1 of the Plan) of the Company at any time.

10.  Investment Representation; Legend.  The Optionee (and any other purchaser under Sections 6(a), 6(b) or 6(d) hereof) represents and agrees that all shares of Stock purchased under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale.  The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company’s transfer agent with respect to the Stock.

11.  Method of Exercise.  The Options may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company.  The notice shall be in the form attached to this Agreement and shall be accompanied by full payment of the Exercise Price in accordance with the provisions of Section 7.6 of the Plan.  If the Optionee delivers shares of Stock as payment of the Exercise Price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such Stock by the Optionee and may impose such limitations and prohibitions on the use of Stock for such purposes as it deems appropriate.  In the event of an exercise under the terms of Sections 6(a), 6(b) or 6(d) hereof, appropriate proof of the right to exercise the Options shall be delivered to the Company.  The Company will issue and deliver certificates representing the number of shares purchased under the Options, registered in the name of the Optionee (or other purchaser under Section 6 hereof) as soon as practicable after receipt of the notice.

12.  Withholding.  In any case where withholding is required or advisable under federal, state or local law in connection with any exercise of the Options by the Optionee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to the Optionee, or may require the Optionee to remit to the Company an amount equal to such appropriate amounts.

13.  Incorporation of Plan and Employment Agreement.  This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated herein by this reference.  Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise.  In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  In the event of a conflict between the provisions of the Employment Agreement and the provisions of either this Agreement or the Plan, the provisions of the Employment Agreement shall govern.

quepasa.com, inc., a Nevada corporation:

By:	/s/ Gary L. Trujillo
Gary L. Trujillo, Chairman

AGREED AND ACCEPTED:

Optionee:

/s/ Robert J. Taylor
Robert J. Taylor